UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 10, 2015

MAGNEGAS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35586	26-0250418
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

150 Rainville Road

Tarpon Springs, FL 34689

 (Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (727) 934-3448

Not applicable

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 10, 2015, Magnegas Corporation (the “Company”) entered into a “Gasifier Purchase Agreement” (the “Gasifier Agreement”) with Green Arc Supply, LLC (“Green Arc”) to manufacturer and deliver a 100kw Plasma-Arc Gasification system (the “System”) in exchange for a payment of $775,000. Under the terms of the Gasifier Agreement, the Company received $10,000 as part of the original Memorandum of Understanding signed on July 24, 2015, $382,500 upon execution of the Gasifier Agreement, with $191,500 due and payable when the System construction is 75% complete, balance due and payable upon the completion of the System construction. The Company has nine months to complete the manufacture of the System.

Also, on November 10, 2015, the Company entered into a “Distribution and License Agreement” (the “Distribution Agreement”) with Green Arc. Under the terms of the Distribution Agreement, Green Arc will own and operate a 100kw Plasma-Arc Gasification system to distribute MagneGas2® fuel, a patented product of the Company, for the metal cutting market as a replacement to acetylene. Green Arc will have exclusive distribution rights to distribute MagneGas2 fuel for certain regions of Louisiana and Texas, with non-exclusive distribution rights in remaining regions of Louisiana and Texas, and all of Arkansas, Mississippi and Oklahoma. Green Arc also has the right to expand their exclusivity in those states with the purchase of additional systems. In exchange, the Company will receive royalty payments of approximately 6% of gross sales.

On July 24, 2015 the Company had previously announced that they had signed a Memorandum of Understanding (the "MOU") with Green Arc to expand into Louisiana and Texas through a joint venture with a $550,000 Plasma-Arc Gasification system sale that included future royalty payments and profit sharing rights. The MOU has been replaced by the Gasier Agreement and Distribution Agreement to eliminate the joint venture arrangement in lieu of higher royalty and equipment sale payments.

The above description of the “Gasier Purchase Agreement” and the “Distribution and License Agreement” is intended as a summary only and is qualified in its entirety by the terms and conditions set forth therein. For further information regarding the terms and conditions of the ”Gasier Purchase Agreement” and the “Distribution and License Agreement”, this reference is made to such agreements, which are filed hereto as Exhibit 10.1 and Exhibit 10.2 and incorporated herein by this reference.

Item 8.01 Other Events.

On November 13, 2015, the Company issued a press release with regard to the “Gasifier Agreement” and “Distribution Agreement”. The press release is filed as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
Exhibit 10.1	Gasifier Purchase Agreement, dated November 10, 2015.
Exhibit 10.2	Distribution and License Agreement, dated November 10, 2015
Exhibit 99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNEGAS CORPORATION

Date: November 13, 2015	By:	/s/ Ermanno Santilli
Ermanno Santilli
Chief Executive Officer